Exhibit (a)(1)(B)

Offer to Purchase
Up to 2,858,405
Class A liquidation Trust Interests of
Woodbridge Liquidation Trust
$10.00 Per Trust Interest in Cash
By Contrarian liquidity option, llc
an Indirect wholly-owned subsidiary of Contrarian Funds, L.L.C.

To the Holders of Class A Liquidation Trust Interests:

This Assignment Form is to be used to participate in the Offer of Contrarian Liquidity Option, LLC (formerly known as Woodbridge Liquidity Option, LLC) (the “Offeror”) to acquire up to 2,858,405 Class A Liquidation Trust Interests (referred to as “Trust Interests”) of the Woodbridge Liquidation Trust (referred to as the “Trust”) for a cash amount of $10.00 per Trust Interest (subject to certain deductions, if applicable). By signing this Assignment Form in the place(s) provided, you are agreeing to tender, sell and assign to Offeror the number of Trust Interests that you specify on the Assignment Form to Offeror. In order to receive payment for your Trust Interests, your executed Assignment Form (and any other required documents) must be received by the Depositary for the Offer no later than one minute following 11:59 p.m. (12:00 midnight), New York City time, on Friday, January 10, 2020. You should also complete the enclosed Form W-9, or a Form W-8 (for foreign residents) or other appropriate tax form to prevent withholding. See paragraph 6 below.

If you have any questions regarding the Offer, please contact Rhoda Freeman at freeman@contrariancapital.com or John Bright at jbright@contrariancapital.com, or call (800) 266-3810.

Assignment Form

Woodbridge Liquidation Trust Beneficiary
Complete this box if you hold Trust Interests directly in your own name
Name of Account Owner:
Capacity (Title) of Authorized Representative (if applicable):
Signature:
Date:
Tax Identification Number:
Email Address:
Address:
Telephone Number:
Co-Owner (if applicable)[1]
Name:
Signature:
Date:
Tax Identification Number:
Complete this box if you hold Trust Interests in an IRA
Name of IRA Account Owner (Beneficiary):
Name of IRA Custodian:
Capacity (Title) of Authorized Representative of IRA Custodian (if applicable):
Signature of IRA Custodian:
Date:
Tax Identification Number:
Email Address of IRA Custodian:
Telephone Number of IRA Custodian:

Number of Trust Interests
Number of Trust Interests Held:
Number of Trust Interests Being Tendered, Sold and Assigned:
Medallion Signature Guarantee:

Note:     (a) All Trust Interest holders should refer to a current account statement to verify the number of Trust Interests that they own before completing this Assignment Form. You may obtain your statement by logging on to your account with Continental Stock Transfer & Trust Company (“Continental”, who serves as the transfer agent for the Trust) and printing a copy, or by requesting a statement of account from Continental at (212) 509-4000 or cstmail@continentalstock.com.  If you execute this Assignment Form, but do not specify the number of Trust Interests to be tendered, sold and assigned, you will be deemed to have elected to tender, sell and assign all of the Trust Interests that you own.

(b) All Trust Interest holders must obtain a Medallion Signature Guarantee of their signature from a bank, broker or other financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP.

1 Please note that if the Trust Interests are held in a joint account, both co-owners must sign this Assignment Form.

INSTRUCTIONS FOR COMPLETING THE ASSIGNMENT FORM

STEP 1:  If necessary, obtain a current statement of account from Continental (the Trust’s transfer agent) to verify the number of Trust Interests that you own by (i) logging on to your account with Continental and printing a copy or (ii) requesting a copy from Continental at 212-509-4000 or cstmail@continentalstock.com.

STEP 2:  Complete the enclosed Assignment Form, together with the Form W-9 provided (or other appropriate tax form) to prevent backup withholding;

STEP 3:  Have the Assignment Form medallion signature guaranteed. To obtain a medallion signature guarantee, you can usually visit your local bank or credit union. We understand you may need to present a current account statement to prove your ownership of the Trust Interests. The medallion stamp confirms that the signature authorizing the transfer of the Trust Interests is genuine and that the signer has the legal capacity and authority to sign the Assignment Form;

STEP 4:  Return the Assignment Form and Form W-9 (or other appropriate tax form) to Broadridge, the Depositary for the tender offer, no later than one minute following 11:59 p.m. (12:00 midnight), New York City time, on Friday, January 10, 2020.

The address for delivery of the Assignment Form (and any other required documents) is:

If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Department P.O. Box 1317 Brentwood, NY 11717-07	If delivering by overnight or courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

For your convenience, a self-addressed envelope is included for use in returning the Assignment Form (and any other required documents) to the Depositary.

Delivery of this Assignment Form or any other required documents to an address other than as set forth above does not constitute valid delivery.

The method of delivery of all documents is at the election and risk of the tendering Trust Interest holder.

By signing and returning this Assignment Form, you acknowledge, represent, warrant and agree as follows:

1.	Offer to Purchase. You understand that the Offer is being made in accordance with the Offer to Purchase, dated December 12, 2019, of Offeror. The Offer is subject to the terms and conditions that are set forth in the Offer to Purchase. You acknowledge that you have received the Offer to Purchase and that you have had an opportunity to read the Offer to Purchase, and to discuss the Offer and the Offer to Purchase with your advisors, if you chose to do so.
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2.

Acceptance for Payment. Provided that the conditions to the Offer are satisfied, Offeror will accept the Trust Interests that you tender for payment following expiration of the Offer, as described in the Offer to Purchase. The number of Trust Interests that you are tendering should be set forth by you in the space provided above. We understand that in order to obtain a medallion guarantee, all Trust Interest holders must obtain a current statement of account to use as evidence of ownership. The account statement will also verify the number of Trust Interests that you own and may tender using this Assignment Form. You may obtain your current statement of account by (i) logging on to your account with Continental and printing a copy or (ii) requesting a copy from Continental at 212-509-4000 or cstmail@continentalstock.com. If you execute this Assignment Form, but do not specify the number of Trust Interests to be tendered, sold and assigned, you will be deemed to have elected to tender, sell and assign all of the Trust Interests that you own. If the Offer is oversubscribed, the Trust Interests we accept for payment from you and all other tendering holders may be prorated as described in the Offer to Purchase.

3.	Sale of the Trust Interests. You agree and acknowledge that, effective upon acceptance for payment by Offeror of the Trust Interests that you are tendering as provided in the Offer to Purchase, you are selling, assigning and transferring all ownership, rights and interests in and to tendered Trust Interests as of such date, notwithstanding that the recordation of transfer may not occur until a later date in accordance with the practices and procedures of the Trust. You further agree and acknowledge that if the conditions to the Offer are satisfied and the Offer is consummated, you will be deemed to have assigned your tendered Trust Interests to the Offeror, and that you authorize the Offeror, to direct the Trustee to record, or cause to be recorded, on the books and records of the Trust, the assignment of the tendered Trust Interests to the Offeror. By tendering your Trust Interests, you acknowledge that you will no longer have any right from and after to any Trust assets applicable to the tendered Trust Interests, which assets include cash, causes of action formerly held or acquired by Woodbridge Group of Companies, LLC and its affiliated chapter 11 debtors (the “Debtors”) or contributed by former noteholders or unitholders of the Debtors to the Trust, future causes of action commenced by the Trust, all membership interests of the Woodbridge Wind-Down Entity LLC and its subsidiaries, and certain other non-real estate related assets and entities.
4.	Ownership of Trust Interests. You represent, warrant, covenant and agree:
•	that you own the Trust Interests that you are tendering of record and beneficially and that you have not previously sold, assigned, factored or encumbered the Trust Interests;
•	that you have full power and authority to validly tender, sell, assign, and transfer the Trust Interests that you are tendering;
•

that when the tendered Trust Interests are purchased by Offeror, no person will have the right to assert a claim of any kind against Offeror with respect to the Trust Interests, including (but not limited to) any claim by way of a lien, charge or other encumbrance or any claim of beneficial ownership, option or other right that you may have granted with respect to the Trust Interests; except that no holder shall waive or release the Offeror from any law, rule or regulation arising under the Exchange Act and any rule of a self-regulatory organization in connection therewith;

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•	that, if you are submitting this Assignment Form in a representative capacity, for example as an officer of a corporation or a trustee of a trust, you have provided a true and accurate statement of your capacity and you are fully authorized to submit this Assignment Form in that capacity;
•	that in connection with the sale and assignment of your tendered Trust Interests, you are also selling and assigning all claims, causes of action, or other rights that you may have with respect your tendered Trust Interests;
•	that you will take no action to sell, assign or transfer the Trust Interests that you tender and that have been accepted for payment to any person other than the Offeror, notwithstanding that the recordation of assignment of the Trust Interests to the Offeror may not occur until a later date, and any such sale, assignment or transfer shall be null, void and of no effect;
•	that, if and to the extent that you owe any amounts to the Trust, or any agent acting on behalf of the Trust, in respect of any of your tendered Trust Interests, by your tender thereof, you are authorizing and directing Offeror to apply the requisite portion of the purchase price for the tendered Trust Interests to the payment and discharge of such amounts on your behalf; and
•	that the Offeror shall not assume any obligations or liabilities, to the Debtors, the Trust, or any third party in respect of the Trust Interests.
5.	Payment. You understand that payment for your tendered Trust Interests will be made by check mailed to you at your address set forth on the books and records of the Trust. If you think that address may be in error, you should promptly contact the Trust to ensure that the books and records of the Trust reflect your correct address. Payment will be made as promptly as practicable following expiration of the Offer, in accordance with the requirements of the federal securities laws. Checks for the payment of the purchase price of tendered Trust Interests held in individual retirement accounts (IRAs) will only be sent to the address of the applicable IRA custodian.
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6.	Withholding. If a holder of a Trust Interest provides to the Offeror its correct taxpayer identification number and a certification that such holder is not subject to, or is exempt from, backup U.S. federal income tax withholding, the Offeror will treat such holder as not subject to backup withholding under Section 3406 of the Internal Revenue Code (the “Code”). Otherwise, the Offeror will withhold 24% of the amount realized on such holder’s sale of Trust Interests pursuant to the Offer and pay over the withheld amount to the Internal Revenue Service. To provide the certifications discussed above, a U.S. holder of a Trust Interest must provide Internal Revenue Service Form W-9, and a non-U.S. holder of a Trust Interest must provide Internal Revenue Service Form W-8. A non-U.S. holder of a Trust Interest should consult with a tax advisor to determine which Internal Revenue Service Form W-8 (W-8BEN, W-8BEN-E, W-8CE, W-8ECI, W-8EXP, W-8IMY) should be provided, and to determine the ability to obtain a valid certificate from the Internal Revenue Service. Unless a holder of Trust Interests provides to the Offeror a certification of such holder’s status as a United States person or produces a valid certificate from the Internal Revenue Service under Section 1445(c)(2) of the Code and Treasury Regulation 1.1445-3, the Offeror will treat all of such holder’s Trust Interests as a “United States real property interest” for U.S. federal income tax purposes and the amount realized with respect to such Trust Interests as subject to withholding solely under Section 1445 of the Code. As a result, the Offeror will withhold 15% of the amount realized on such holder’s sale of Trust Interests pursuant to the Offer and pay over the withheld amount to the Internal Revenue Service. To obtain a refund of or credit for any such amount withheld by the Offeror under backup withholding or FIRPTA, a holder of a Trust Interest must file properly and timely a U.S. federal income tax return or other appropriate claim for a refund or credit of the withheld amount. The Form W-9 is attached hereto, and the forms can be found at the below links:
Form W-9: https://www.irs.gov/pub/irs-pdf/fw9.pdf
Form W-8: https://apps.irs.gov/app/picklist/list/formsInstructions.html?value=w-8&criteria=formNumber

To avoid any tax withholding, a U.S. holder must provide Internal Revenue Service Form W-9, and a non-U.S. holder must provide the applicable Internal Revenue Service Form W-8 or other appropriate tax form.

7.	Power of Attorney. Upon acceptance of the Trust Interests for payment, you irrevocably constitute and appoint Offeror or its designees, each with full power of substitution, as your agent and attorney in-fact with respect to your tendered Trust Interests, with full power of substitution, to deliver the Trust Interests to the Trust for transfer, and to transfer ownership of such Trust Interests on the books and records of the Trust, together with all accompanying evidence of transfer and authenticity; to change the address of record for distributions with respect to the tendered Trust Interests to the address of Offeror; and for Offeror to receive all benefits, and otherwise exercise all rights of beneficial ownership of the tendered Trust Interests, all in accordance with the terms of the Offer. You understand that this power of attorney is an irrevocable power coupled with each tendered Trust Interest.
8.	Revocation of Proxies and Consents. You agree and represent that all prior powers of attorney, proxies and consents that you may have given with respect to the tendered Trust Interests will be revoked with respect to Trust Interests accepted by us for payment, and that you will give no subsequent powers of attorney, proxies or consents (and if given they will not be deemed effective).
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9.	Assignment of Distributions. By executing this Assignment Form, you assign to the Offeror all of your rights to receive dividends, distributions and other remittances from the Trust, or any other sources, with respect to the tendered Trust Interests that are paid based on a record date occurring from and after the time of acceptance of the Trust Interests for payment pursuant to the Offer, even if the assignment of the Trust Interests has not been recorded on the register of ownership maintained on behalf of the Trust for this purpose.
10.	Further Documents. Upon request, you agree to execute and deliver any additional documents that Offeror believes are necessary or desirable to complete the assignment, transfer, and purchase of the Trust Interests. In particular, if you are executing this Assignment Form in a representative capacity or as an attorney-in-fact, you may be required upon request of Offeror to furnish documentary evidence of your authority to do so. For example, if you are signing as an officer of a corporation, you may be required to submit an officer’s certificate to evidence your authority. If you are signing as a trustee of a trust, you may be required to submit a certificate of incumbency.
11.	Binding Agreement. You understand that a tender of Trust Interests to Offeror, and this Assignment Form, constitute a binding agreement between you and Offeror upon the terms, and subject to the conditions, that are described in the Offer to Purchase and this Assignment Form.
12.	Survival. All the authority that you are conferring or have agreed to confer in this Assignment Form, and all other agreements, representations, and warrantied in this Assignment Form, will survive your death or incapacity, and all such authority, agreements, representations, and warranties will be binding upon your heirs, personal representatives, successors and assigns.
13.	No Waiver. Neither you nor Offeror are waiving any non-waivable rights that either you or Offeror may have under federal or state securities laws, rules, and regulations. You and Offeror each expressly reserve any such rights.
14.	Governing Law. The agreements in this Assignment Form will be interpreted, construed, and governed according to federal securities laws and the laws of the State of New York, as applicable. All matters relating to arbitration will be governed by the Federal Arbitration Act.

Contrarian Liquidity Option, LLC

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The Depositary for the Offer is:

Broadridge, Inc.

If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Department P.O. Box 1317 Brentwood, NY 11717-07	If delivering by overnight or courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DELIVERY WILL BE DEEMED MADE ONLY WHEN DOCUMENTS ARE ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Any questions or requests for assistance or additional copies of the Offer to Purchase and this Assignment Form may be directed to the Depository at its telephone number and location listed below.

Broadridge, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

Call Toll-Free: (844) 976-0737

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See Specific Instructions on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

[ ][ ][ ] – [ ][ ] – [ ][ ][ ][ ]

or

Employer identification number

[ ][ ] – [ ][ ][ ][ ][ ][ ][ ]

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships*, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page **5**

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships*, earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page **6**

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.